Exhibit 99.1

News Release

Company Contacts:
Adnan Raza	Sonia Segovia	Joe Diaz, Robert Blum, Joe Dorame
Chief Financial Officer	IR Coordinator	Lytham Partners, LLC
Tel: (408) 516-0237	Tel: (408) 938-6491	Tel: (602) 889-9700
Email: adnan.raza@pdf.com	Email: sonia.segovia@pdf.com	Email: pdfs@lythampartners.com

PDF Solutions® Reports Fourth Quarter and Full Year 2020 Results

Business Highlights

●	Total full year 2020 revenues of $88.0 million, up 3% year-over-year
●	Analytics revenue grew by 15% for full year 2020 year-over-year
●	Analytics accounted for 65% of total 2020 full year revenues
●	GAAP Gross Margin of 58% for full year 2020
●	Non-GAAP Gross Margin of 63% for full year 2020
●	Operating activities generated $21.8 million in cash during the full year 2020
●	Cash, cash equivalents and short-term investments of $145.3 million at the end of 2020
●

Strategic partnership with Advantest Corporation during the third quarter of 2020, including issuance of $65.2 million in our common stock and a five-year Exensio cloud-based subscription agreement for a minimum of $50.0 million

●	Completed acquisition of Cimetrix Incorporated, a leading global provider of equipment connectivity products for smart manufacturing, during the fourth quarter of 2020

SANTA CLARA, Calif. — Thursday, February 18, 2021 — PDF Solutions, Inc. (“PDF Solutions” or the “Company”) (NASDAQ: PDFS), a leading provider of differentiated data and analytics solutions to the semiconductor and electronics industries, today announced financial results for its fourth quarter and full year ended December 31, 2020.

Highlights of Fourth Quarter and Full Year 2020 Financial Results

Total revenues for the fourth quarter of 2020 were $22.4 million, compared to $23.1 million for the third quarter of 2020 and $22.6 million for the fourth quarter of 2019. Analytics revenue for the fourth quarter of 2020 was $14.5 million, compared to $14.3 million for the third quarter of 2020 and $13.5 million for the fourth quarter of 2019. Integrated Yield Ramp revenue for the fourth quarter of 2020 was $7.9 million, compared to $8.8 million for the third quarter of 2020 and $9.1 million for the fourth quarter of 2019. Total revenues for the full year 2020 and 2019 were $88.0 million and $85.6 million, respectively.

GAAP gross margin for the fourth quarter of 2020 was 56%, compared to 59% for the third quarter of 2020 and 60% for the fourth quarter of 2019. GAAP gross margin for the full year 2020 and 2019 was 58% and 61%, respectively.

Non-GAAP gross margin for the fourth quarter of 2020 was 61%, compared to 63% for the third quarter of 2020 and 64% for the fourth quarter of 2019. Non-GAAP gross margin for the full year 2020 and 2019 was 63% and 65%, respectively.

PDF Solutions® Reports Fourth Quarter and Full Year 2020 Results

Tax provision for the fourth quarter of 2020 was $26.4 million, compared to tax benefit of $0.9 million for the third quarter of 2020 and tax benefit of $0.5 million for the fourth quarter of 2019. Tax provision for the full year 2020 was $22.3 million compared to tax benefit of $1.9 million for the full year 2019. In fourth quarter of 2020, we recognized a full valuation allowance against our U.S. net deferred tax assets pursuant to ASC 740, Income Taxes.

On a GAAP basis, net loss for the fourth quarter of 2020 was $33.4 million, or ($0.91) per basic and diluted share, compared to a net loss of $2.7 million, or ($0.08) per basic and diluted share, for the third quarter of 2020, and compared to a net loss of $1.3 million, or ($0.04) per basic and diluted share, for the fourth quarter of 2019. On a GAAP basis, net loss for the full year 2020 was $40.4 million, or ($1.17) per basic and diluted share, compared to net loss of $5.4 million, or ($0.17) per basic and diluted share, for the full year 2019.

Non-GAAP net loss for the fourth quarter of 2020 was $1.3 million, or ($0.03) per diluted share, compared to a net income of $0.1 million, or $0.00 per diluted share, for the third quarter of 2020, and compared to net income of $1.1 million, or $0.03 per diluted share, for the fourth quarter of 2019. Non-GAAP net loss for the full year 2020 was $0.8 million, or ($0.02) per diluted share, compared to non-GAAP net income of $4.5 million, or $0.14 per diluted share, for the full year 2019.

Cash, cash equivalents and short-term investments at December 31, 2020, were $145.3 million, compared to cash and cash equivalents of $97.6 million at December 31, 2019. The increase was due mainly to the gross proceeds from issuance of common stock pursuant to strategic partnership with Advantest Corporation during the third quarter of 2020, partially offset by cash used in the acquisition of Cimetrix Incorporated during the fourth quarter of 2020. Operating activities generated $21.8 million in cash during the year ended December 31, 2020.

Conference Call

As previously announced, PDF Solutions will discuss these results on a live conference call beginning at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time today. The call will be simultaneously webcast on PDF Solutions’ website at http://ir.pdf.com/webcasts. A replay of the webcast will be available at the same website address beginning approximately two hours after completion of the live call. A copy of this press release, including the disclosure and reconciliation of certain non-GAAP financial measures to the comparable GAAP measures, which non-GAAP measures may be used periodically by PDF Solutions’ management when discussing financial results with investors and analysts, will also be available on PDF Solutions’ website at http://www.pdf.com/press-releases following the date of this release.

Fourth Quarter and Full Year 2020 Financial Commentary Available Online

A Management Report reviewing the Company’s fourth quarter and full year 2020 financial results will be furnished to the Securities and Exchange Commission on Form 8-K and published on the Company’s website at http://ir.pdf.com/financial-reports. Analysts and investors are encouraged to review this commentary prior to participating in the conference call.

PDF Solutions® Reports Fourth Quarter and Full Year 2020 Results

Information Regarding Use of Non-GAAP Financial Measures

In addition to providing results that are determined in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP), PDF Solutions also provides certain non-GAAP financial measures. Non-GAAP gross margin excludes stock-based compensation expense and the amortization of acquired technology. Non-GAAP net income (loss) excludes the effects of non-recurring items (including restructuring charges, severance payments, adjustments to contingent consideration related to acquisition, and expenses related to an arbitration proceeding for a disputed contract with a customer), acquisition-related costs, write-down in value of property and equipment, stock-based compensation expense, amortization of acquired technology and other acquired intangible assets, and their related income tax effects, as applicable, as well as adjustments for the non-cash portion of income taxes, tax impact of the CARES Act and valuation allowance for deferred tax assets. These non-GAAP financial measures are used by management internally to measure the Company’s profitability and performance. PDF Solutions’ management believes that these non-GAAP measures provide useful supplemental information to investors regarding the Company’s ongoing operations in light of the fact that none of these categories of expense has a current effect on the future uses of cash (with the exception of certain non-recurring items and acquisition-related costs) nor do they impact the generation of current or future revenues. These non-GAAP results should not be considered an alternative to, or a substitute for, GAAP financial information, and may differ from similarly titled non-GAAP measures used by other companies. In particular, these non-GAAP financial measures are not a substitute for GAAP measures of income or loss as a measure of performance, or to cash flows from operating, investing and financing activities as a measure of liquidity. Since management uses these non-GAAP financial measures internally to measure profitability and performance, PDF Solutions has included these non-GAAP measures to give investors an opportunity to see the Company’s financial results as viewed by management. A reconciliation of the comparable GAAP financial measures to the non-GAAP financial measures is provided at the end of the Company’s financial statements presented below.

Forward-Looking Statements

The press release and the planned conference call regarding the Company’s future expected business performance and financial results may include forward-looking statements that are subject to future events and circumstances. Actual results could differ materially from those expressed in these forward-looking statements. Risks and uncertainties that could cause results to differ materially include risks associated with: customers’ production volumes under contracts that provide Gainshare royalties, cost and schedule of new product development; continued adoption of the Company’s solutions by new and existing customers; project milestones or delays and performance criteria achieved; the provision of technology and services prior to the execution of a final contract; the continuing impact of the coronavirus (COVID-19) on the semiconductor industry and on the Company’s operations or demand for the Company’s products; the time required of the Company’s executive management for, and the expenses related to, as well as the success of the Company’s strategic growth opportunities and partnerships, including its partnership with Advantest Corporation; our ability to successfully integrate the Cimetrix acquisition; and other risks set forth in PDF Solutions’ periodic public filings with the Securities and Exchange Commission, including, without limitation, its Annual Reports on Form 10-K, most recently filed for the year ended December 31, 2019, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K and amendments to such reports. The forward-looking statements made in the conference call are made as of the date hereof, and PDF Solutions does not assume any obligation to update such statements nor the reasons why actual results could differ materially from those projected in such statements. The Company has not filed its Form 10-K for the year ended December 31, 2020. As a result, all financial results described in this earnings release should be considered preliminary, and are subject to change to reflect the completion of our audit and any necessary adjustments or changes in accounting estimates that are identified prior to the time the Company files the Form 10-K.

About PDF Solutions

PDF Solutions (NASDAQ: PDFS) is a leading provider of advanced data analytics, machine learning, and equipment connectivity. PDF Solutions provides a comprehensive end-to-end analytics platform for smart manufacturing connectivity, data collection and management, and machine-learning analytics for the semiconductor and electronics ecosystem, enabling companies improve the yield, quality, and reliability across the entire product lifecycle. Organizations of all sizes around the world rely on the Exensio® and Cimetrix® platforms to connect, collect, monitor, and analyze data at scale to drive efficient and profitable high-volume manufacturing.

Headquartered in Santa Clara, California, PDF Solutions also operates worldwide in Canada, China, France, Germany, Italy, Japan, Korea, and Taiwan. For the Company’s latest news and information, visit http://www.pdf.com/.

Cimetrix, Exensio, PDF Solutions, and the PDF Solutions logo are trademarks or registered trademarks of PDF Solutions, Inc. or its subsidiaries.

PDF Solutions® Reports Fourth Quarter and Full Year 2020 Results

PDF SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands)

	December 31,
	2020	2019

ASSETS
Current assets:
Cash and cash equivalents	$30,315	$97,605
Short-term investments	114,981	—
Accounts receivable, net	34,140	40,651
Prepaid expenses and other current assets	13,944	9,320
Total current assets	193,380	147,576
Property and equipment, net	39,242	40,798
Operating lease right-of-use assets, net	6,672	7,609
Goodwill	15,774	2,293
Intangible assets, net	24,573	6,221
Deferred tax assets, net	249	25,327
Other non-current assets	7,690	9,720
Total assets	$287,580	$239,544

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,399	$7,636
Accrued compensation and related benefits	8,339	5,072
Accrued and other current liabilities	6,309	1,665
Operating lease liabilities ‒ current portion	1,926	1,867
Deferred revenues ‒ current portion	19,895	10,639
Billings in excess of recognized revenues	1,337	1,117
Total current liabilities	42,205	27,996
Long-term income taxes payable	2,956	5,368
Non-current operating lease liabilities	6,516	7,677
Other non-current liabilities	1,397	2,346
Total liabilities	53,074	43,387

Stockholders’ equity:
Common stock and additional paid-in-capital	407,179	325,202
Treasury stock at cost	(96,215)	(91,695)
Accumulated deficit	(76,233)	(35,870)
Accumulated other comprehensive loss	(225)	(1,480)
Total stockholders’ equity	234,506	196,157
Total liabilities and stockholders’ equity	$287,580	$239,544

PDF Solutions® Reports Fourth Quarter and Full Year 2020 Results

PDF SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED) (In thousands, except per share amounts)

	Three months ended			Year ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2020 (1)	2020	2019	2020 (1)	2019

Revenues:
Analytics	$14,466	$14,346	$13,527	$57,232	$49,627
Integrated yield ramp	7,901	8,766	9,035	30,814	35,958
Total revenues	22,367	23,112	22,562	88,046	85,585

Costs and Expenses:
Costs of revenues	9,839	9,493	9,059	36,765	33,474
Research and development	9,981	8,328	8,754	34,654	32,747
Selling, general and administrative	8,625	8,420	6,359	32,677	26,299
Amortization of other acquired intangible assets	220	174	173	741	609
Restructuring charges	—	—	—	—	92
Interest and other expense (income), net	738	361	31	1,269	(276)
Loss before income taxes	(7,036)	(3,664)	(1,814)	(18,060)	(7,360)
Income tax provision (benefit)	26,413	(930)	(484)	22,303	(1,942)
Net loss	$(33,449)	$(2,734)	$(1,330)	$(40,363)	$(5,418)

Net loss per share:
Basic	$(0.91)	$(0.08)	$(0.04)	$(1.17)	$(0.17)
Diluted	$(0.91)	$(0.08)	$(0.04)	$(1.17)	$(0.17)

Weighted average common shares:
Basic	36,727	35,479	32,429	34,458	32,411
Diluted	36,727	35,479	32,429	34,458	32,411

______________________

(1)	Analytics Revenue includes revenue from Cimetrix, Incorporated, a wholly owned subsidiary we acquired in December 2020.

PDF Solutions® Reports Fourth Quarter and Full Year 2020 Results

PDF SOLUTIONS, INC.
RECONCILIATION OF GAAP GROSS MARGIN TO NON-GAAP GROSS MARGIN (UNAUDITED) (In thousands)

	Three months ended			Year ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2020	2020	2019	2020	2019
GAAP
Total revenues	$22,367	$23,112	$22,562	$88,046	$85,585
Costs of revenues	9,839	9,493	9,059	36,765	33,474
GAAP gross profit	$12,528	$13,619	$13,503	$51,281	$52,111
GAAP gross margin	56%	59%	60%	58%	61%

Non-GAAP
GAAP gross profit	$12,528	$13,619	$13,503	$51,281	$52,111
Adjustments to reconcile GAAP to non-GAAP gross margin:
Stock-based compensation expense	872	790	782	3,454	3,185
Amortization of acquired technology	274	144	143	705	574
Non-GAAP gross profit	$13,674	$14,553	$14,428	$55,440	$55,870
Non-GAAP gross margin	61%	63%	64%	63%	65%

PDF Solutions® Reports Fourth Quarter and Full Year 2020 Results

PDF SOLUTIONS, INC. RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET INCOME (LOSS) (UNAUDITED) (In thousands, except per share amounts)

	Three months ended			Year ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2020	2020	2019	2020	2019
GAAP net loss	$(33,449)	$(2,734)	$(1,330)	$(40,363)	$(5,418)
Adjustments to reconcile GAAP net loss to non-GAAP net income (loss):
Stock-based compensation expense	2,987	3,130	2,782	12,463	11,423
Amortization of acquired technology	274	144	143	705	574
Amortization of other acquired intangible assets	220	174	173	741	609
Expenses of arbitration (1)	268	366	—	1,098	—
Acquisition-related costs (2)	752	—	—	752	—
Write-down in value of property and equipment	179	—	—	490	—
Adjustments to contingent consideration related to acquisition	—	—	—	—	30
Restructuring charges and severance payments	—	—	—	—	92
Tax impact of reconciling items (3)	1,931	(955)	(700)	—	(2,785)
Tax impact of the CARES Act (4)	1,099	—	—	(1,162)	—
Tax impact of valuation allowance for deferred tax assets	24,471	—	—	24,471	—
Non-GAAP net income (loss)	$(1,268)	$125	$1,068	$(805)	$4,525

GAAP net loss per diluted share	$(0.91)	$(0.08)	$(0.04)	$(1.17)	$(0.17)
Non-GAAP net income (loss) per diluted share	$(0.03)	$0.00	$0.03	$(0.02)	$0.14

Shares used in diluted shares calculation	36,727	36,661	33,414	34,458	33,122

______________________

(1)	Represents the expenses related to an arbitration proceeding over a disputed customer contract, which expenses are expected to continue until the arbitration is resolved.

(2)	Represents transaction expenses related to the acquisition of Cimetrix Incorporated in the fourth quarter of 2020.

(3)

Tax impact of reconciling items for the fourth quarter of 2020 pertains to the reversal of prior quarters’ tax impact due to a full valuation allowance recognized against the U.S. deferred tax assets (DTA) on a GAAP basis. The above reconciling items do not have any tax expense or benefit on a GAAP basis for the year ended December 31, 2020 due to the full valuation allowance offsetting any tax impact from reconciling items.

(4)

The Company recognized a discrete tax benefit recognized from the carryback of net operating losses (NOLs) under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) enacted in March 2020 amounting to $2.3 million through the nine months ended September 30, 2020. Such tax benefit represents refund of cash taxes in the amount of $1.2 million and a release of previously utilized tax attributes of $1.1 million. Due to the full valuation allowance against U.S. DTA recognized in the fourth quarter of 2020, there is no tax benefit from the released tax attributes. The Company does not have any NOLs on a non-GAAP basis and, therefore, it did not recognize this discrete tax benefit in calculating its non-GAAP tax expense and net income (loss). The full year amount represents the refund of cash taxes of $1.2 million.